Exhibit 21


                   UniSource Energy Corporation Subsidiaries



                                               State or Other Jurisdiction
       Subsidiary                           of Incorporation or Organization
       ----------                           --------------------------------

Tucson Electric Power Company (TEP)					   Arizona

   Subsidiaries of TEP
   -------------------
   Escavada Company                                    Arizona
   Sabino Investing Inc.                               Delaware
   San Carlos Resources Inc.                           Arizona
   Santa Cruz Resources Inc.                           Delaware
   Sierrita Resources Inc.                             Delaware
   Tucson Resources Inc.                               Delaware
   Tucsonel Inc.                                       Arizona


MEH Corporation (MEH)								   Arizona

   Subsidiaries of MEH
   -------------------
   Advanced Energy Technologies, Inc.                  Arizona
   Biomasa Generacion, S. de R.L. de C.V.              Honduras
   Global Solar Energy, L.L.C.                         Arizona
   Millennium Energy Holdings, Inc.					   Arizona
   Nations Biogen Ltd.                                 Cayman Islands
   Nations Curacao Ltd.								   Cayman Islands
   Nations Energy Corporation                          Arizona
   Nations Energy Holland Holding B.V.                 Netherlands
   Nations International Ltd.                          Cayman Islands
   Nations Kladno B.V.                                 Netherlands
   Nations Kladno II B.V.                              Netherlands
   Nations-Colorado Energy Corporation                 Delaware
   NEV California, L.L.C.							   Arizona
   NEV East, L.L.C.									   Arizona
   NEV Midwest, L.L.C.								   Arizona
   NEV Technologies, L.L.C.							   Arizona
   New Energy Ventures, L.L.C.						   Arizona
   Productos de Concreto Internacionales,
      S. de R.L. de C.V.							   Mexico
   Sentinel Concrete Utility Poles, L.L.C.			   Arizona
   Southwest Energy Solutions, Inc.                    Arizona
   Suministradora de Materiales Organicos,
      S.R.L. de C.V.								   Honduras
   SWPP International Ltd.                             Cayman Islands
   SWPP Investment Company                             Arizona